EXHIBIT 1

UNDERWRITING AGREEMENT

1,500,000 Shares of Common Stock, no par value

THE MIDLAND COMPANY,

CERTAIN SELLING SHAREHOLDERS

and

KEYBANC CAPITAL MARKETS,
A DIVISION OF MCDONALD INVESTMENTS INC.

November 18, 2004

November 18, 2004

KeyBanc Capital Markets,
    a division of McDonald Investments Inc.
As Representative of the Several Underwriters
listed on Schedule A hereto
c/o KeyBanc Capital Markets
127 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen:

     1. Introductory. Certain shareholders of The Midland Company, an Ohio corporation (the “Company”), named in Schedule A hereto (the “Selling Shareholders”) propose to sell 1,350,000 shares of their Common Stock, no par value (the “Common Stock”), upon the terms hereinafter set forth in this Underwriting Agreement (the “Agreement”) to the public through the Underwriters named in Schedule B hereto (the “Underwriters”), who are acting severally and not jointly, and for whom you are acting as Representative. The 1,350,000 shares of Common Stock to be purchased in aggregate from the Selling Shareholders are hereinafter referred to as the “Firm Stock.” The Selling Shareholders also propose to sell to the Underwriters, at their option, an aggregate of not more than 150,000 additional shares of Common Stock, which are hereinafter referred to as the “Option Stock,” to cover over-allotments. The Firm Stock and the Option Stock are hereinafter collectively referred to as the “Stock” and are more fully described in the Registration Statement (as hereinafter defined) and the Base Prospectus (as hereinafter defined) and the Prospectus Supplement (as hereinafter defined). The Company and Selling Shareholders hereby confirm their several agreements with you, acting as the Representative of the Underwriters. Except as may be expressly set forth below, any references to you in this Agreement shall be solely in your capacity as the Representative of the Underwriters.

     “Registration Statement” means the registration statement on Form S-3 (File No. 333-115354) filed by The Midland Company on May 10, 2004 with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), as amended by Amendment No. 1 thereto filed on July 19, 2004, as such Registration Statement existed at the time it was declared effective or at the time of the most recent post-effective amendment, including all financial schedules and exhibits thereto and documents incorporated therein by reference.

     “Base Prospectus” means the base prospectus contained in the Registration Statement, as amended and previously supplemented, and as it may be further supplemented in accordance with Rule 424 of the Rules and Regulations of the Securities and Exchange Commission (the “Commission”), promulgated pursuant to the Act (“the Rules and Regulations”) but excluding the Prospectus Supplement, as defined below.

     “Prospectus Supplement” means the prospectus supplement, including the final Base Prospectus, relating to the Stock, as described above, and filed or to be filed pursuant to Rule 424 of the Rules and Regulations.

     References herein to any document or other information incorporated by reference in the Registration Statement shall include documents or other information incorporated by reference therein or in the Base Prospectus or Prospectus Supplement. References made herein to the Base Prospectus or Prospectus Supplement shall be deemed to include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents and information filed after the date of such Base Prospectus or Prospectus Supplement and so incorporated by reference under the Exchange Act, as defined below.

     “Material Adverse Effect” means any change or effect that, individually or when taken together with all other changes or effects that have occurred prior to either of the respective Closing Dates, is or is reasonably likely to be materially adverse to the business, properties, assets, results of operations or condition (financial or other) of the Company and its Subsidiaries taken as a whole.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Company has been subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period of at least 12 months prior to the initial filing of the Registration Statement (as hereinafter defined) and has filed all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act for a period of at least 12 calendar months immediately preceding the initial filing of the Registration Statement, through and including the date of this Agreement, in a timely manner and otherwise satisfies all applicable requirements for the use of Form S-3 under the Act, in connection with the transactions contemplated hereby and by the Registration Statement, Base Prospectus and Prospectus Supplement.

          (b) The documents incorporated by reference in the Base Prospectus, when they were filed with the Securities and Exchange Commission (the “Commission”), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules and Regulations”), and none of such documents contained at the date of such filing an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) Schedule C hereto sets forth each corporation, association or other entity that is directly or indirectly owned or controlled by the Company which is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X (individually a “Subsidiary” and collectively, the “Subsidiaries”). Each of the Company and the Subsidiaries has been duly incorporated (or otherwise formed, as appropriate) and is validly existing as a corporation (or other entity, as appropriate) in good standing under the laws of the state of its formation, with power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Base Prospectus and Prospectus Supplement. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business as presently conducted by it, or the nature of the property owned or leased by it, requires such qualification (except for those jurisdictions in which the failure to so qualify or be in good standing will not result in a Material Adverse Effect. Except as disclosed in the Registration Statement or the Base Prospectus, neither the Company nor any Subsidiary owns, directly or indirectly, any equity securities or securities convertible into or exchangeable for equity securities of any other corporation, association, partnership, joint venture, Massachusetts or other business trust or any other business enterprise, other than passive investments which do not represent more than 2% of the voting power of such enterprise. The Company, directly or indirectly, owns 100% of the capital stock of the Subsidiaries.

          (d) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (e) No order preventing or suspending the use of any of the Registration Statement, the Base Prospectus or the Prospectus Supplement has been issued by the Commission, and each Base Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use in the Prospectus Supplement.

          (f) At the respective Closing Dates (as hereinafter defined) of the offering: (i) the Registration Statement the Base Prospectus and the Prospectus Supplement and any amendments thereof contained or will contain all statements of material fact that are required to be stated therein in accordance with the Act and the applicable Rules and Regulations, and conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor any amendment thereof included or will include any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Base Prospectus the Prospectus Supplement, and any amendments thereof or supplements thereto contained or will contain all statements of material fact that are required to be stated therein in accordance with the Act and the applicable Rules and Regulations, and conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations, and neither the Base Prospectus nor the Prospectus Supplement, nor any amendment thereof or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (f) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use in the Registration Statement, Base Prospectus or Prospectus Supplement.

          (g) All of the shares of Stock have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform to the description thereof contained in the Prospectus Supplement, and any certificates for the Stock are in due and legal form under Ohio law. Except as described in the Prospectus Supplement, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than such contracts, agreements or understandings as have been satisfied by the inclusion of securities in the Registration Statement.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement the Base Prospectus and the Prospectus Supplement, except as set forth or contemplated in the Prospectus Supplement, (i) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material contract or transaction; (ii) there has not been any material change (on a pro forma basis or otherwise) in the capital stock or short-term or long-term debt of the Company or any Subsidiary, or any material adverse change, in or affecting the business, properties, assets, results of operations or condition (financial or other) of the Company and its Subsidiaries taken as a whole; (iii) there has not been any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in the ordinary course and in accordance with past practices; and (iv) neither the Company nor any Subsidiary has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute, work stoppage or work slowdown or court or governmental action, order or decree or other event or occurrence that could result in a Material Adverse Effect.

          (i) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any pledge, lien, encumbrance, equity, security interest, charge or claim upon any of the property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations or other organizational documents, in each case as amended to the date hereof, of the Company, or any statute or any order, ruling, judgment, decree, rule or regulation applicable to the Company or any Subsidiary of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or its business, properties or assets, except as could not reasonably be expected to result in a Material Adverse Effect.

          (j) The audited financial statements, including the notes and schedules thereto, of the Company included or incorporated by reference in the Base Prospectus or Prospectus Supplement fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved except to the extent disclosed therein. The selected financial and statistical data included in the Base Prospectus and Prospectus Supplement are accurate in all material respects and fairly present the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Base Prospectus and Prospectus Supplement. No other financial statements, notes or schedules are required to be included in the Registration Statement, the Base Prospectus or Prospectus Supplement in compliance with the Act and the Rules and Regulations. The Company has reviewed the contents of the financial statements included or incorporated by reference in the Base Prospectus and Prospectus Supplement, together with any notes and schedules thereto, with the audit committee of the Board of Directors of the Company, and the Company believes that its judgment as to the Company’s critical accounting policies is reasonable and made in good faith.

          (k) Deloitte & Touche LLP has certified certain financial statements of the Company and has delivered its report with respect to the audited financial statements, notes and schedules included in the Registration Statement the Base Prospectus and the Prospectus Supplement. Deloitte & Touche LLP is an independent public accounting firm within the meaning of the Act and the Rules and Regulations, Regulation S-X promulgated by the Commission and the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (l) Each of the Company and the Subsidiaries possesses all material authorizations, approvals, orders, licenses, certificates, consents and permits of and from all governmental or regulatory officials and bodies (collectively, the “Licenses”) as are necessary under applicable law to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted and as described in the Base Prospectus and Prospectus Supplement. Neither the Company nor any Subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to the revocation or modification of any License. All Licenses are valid and in full force and effect, and the Company and each

Subsidiary is operating in compliance in all material respects with the terms and provisions of such Licenses.

          (m) Neither the Company nor any Subsidiary is, by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever, in violation of, and neither the Company nor any Subsidiary has received any outstanding notice of a violation of, any applicable foreign, federal, state, county or local laws, statutes, rules, orders, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals into the air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, which violation would result in a Material Adverse Effect or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement. In addition, and irrespective of such compliance, neither the Company nor any Subsidiary is subject to any liability for environmental remediation or clean-up, including any liability or class of liability of a lessee under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under the Resource Conservation and Recovery Act of 1976, as amended, which liability would result in a Material Adverse Effect.

          (n) Except as set forth in the Prospectus Supplement, there are no legal or governmental actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its Subsidiaries, executive officers or directors is a party, or of which the business, property or assets (including, without limitation, any of the Licenses) of the Company or any of its Subsidiaries, or any of the Company’s or any Subsidiary’s employees is the subject that is required to be described in the Prospectus Supplement or that, individually or in the aggregate, could result in a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment, award or decree that could result in a Material Adverse Effect. All pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or by which the business, property or assets of the Company or its Subsidiaries are subject that are not described in the Prospectus Supplement, including ordinary routine litigation incidental to its business, are not material when considered individually or in the aggregate.

          (o) Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, Code of Regulations or other organizational documents, in each case as amended to the date hereof, and no default exists, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by the Company or any Subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument material to the Company or any Subsidiary, to which the Company or such Subsidiary is a party or by which the

Company or such Subsidiary or its business, properties or assets are bound. Neither the Company nor any Subsidiary is in violation of any applicable statute or any applicable order, ruling, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary or its business, properties or assets that could result in a Material Adverse Effect.

          (p) The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, charges, encumbrances, restrictions and defects, except those that are described in the Prospectus Supplement or those that do not materially affect the value of such property and do not interfere with the use currently made and proposed to be made of such property by the Company or such Subsidiary. Any real property and buildings held under lease or sublease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use currently made and proposed to be made of such real property and buildings by the Company or such Subsidiary. Neither the Company nor any Subsidiary has received any notice of any claim that has been asserted by anyone adverse to the rights of the Company or such Subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (q) Other than as set forth in the Prospectus Supplement, the Company and each Subsidiary owns or possesses all material patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trademark registrations and service mark registrations (collectively, “Proprietary Rights”) used in or necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted as described in the Base Prospectus or Prospectus Supplement. The Company and each Subsidiary has the right to use all Proprietary Rights used in or necessary for the conduct of their respective businesses without infringing the rights of any person or violating the terms of any licensing or other agreement to which the Company or such Subsidiary is a party and, to the knowledge of the Company or such Subsidiary, no person is infringing upon any Proprietary Right which the Company or such Subsidiary has the sole and exclusive right to use. No charges, claims or litigation have been asserted or, to the knowledge of the Company or such Subsidiary, threatened against the Company or such Subsidiary contesting the right of the Company or such Subsidiary to use, or the validity of, any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof and, to the knowledge of the Company or such Subsidiary, no valid basis exists for the assertion of any such charge, claim or litigation. All licenses and other agreements to which the Company or such Subsidiary is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of the Company or such Subsidiary and, to the knowledge of the Company or such Subsidiary, the other respective parties thereto. There have not been and there currently are not any defaults that would result in a Material Adverse Effect, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the business of the Company or such Subsidiary by any party. Except as set forth in the Prospectus Supplement, the validity, continuation and effectiveness of all such licenses and other agreements, and the current terms thereof, will not be affected by the transactions contemplated by this Agreement.

          (r) No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any court or governmental agency or body is required of the Company for the sale of the Firm Stock (or, if applicable, the Option Stock) or the consummation by the Company of the transactions herein contemplated, except: (i) as required under the Act or the Rules and Regulations with respect to the Firm Stock (or, if applicable, the Option Stock); (ii) as may be required under the Exchange Act or the Exchange Act Rules and Regulations with respect to the Firm Stock (or, if applicable, the Option Stock); and (iii) for such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications as may be required under securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Firm Stock (or, if applicable, the Option Stock) by the Underwriter; and all such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications have been obtained.

          (s) The Stock has been registered under Section 12(g) of the Exchange Act and has been authorized for trading on the Nasdaq National Market System (“Nasdaq”).

          (t) The outstanding debt and the business, properties, assets, results of operations and condition (financial or other) of the Company and its Subsidiaries taken as a whole conform in all material respects to the descriptions thereof contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

          (u) The Company and each Subsidiary has filed on a timely basis all federal, state, county, local and foreign income, franchise or other tax returns required to be filed through the date hereof and has paid all taxes that have become due, whether pursuant to any assessments or otherwise. There is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties have accrued or are accruing with respect thereto, except for such taxes, interest and penalties being contested in good faith, as may be set forth or adequately reserved for in the financial statements included in the Registration Statement, the Base Prospectus and the Prospectus Supplement or as such would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any Subsidiary, nor does the Company or any Subsidiary know of any tax deficiency, that if determined adversely could result in a Material Adverse Effect. The amounts currently established as provisions for taxes by the Company or any Subsidiary on its books and records are sufficient for the payment of all its unpaid federal, state, county, local and foreign taxes accrued through the dates as of which such books and records speak, and for which the Company or such Subsidiary may be liable in its own right, or as a transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture or other entity.

          (v) The Company and each Subsidiary is in compliance, in all material respects, with all applicable insurance laws and regulations governing the Company and each such Subsidiary and their respective businesses, and each has made all necessary filings in connection therewith. Neither the Company nor any Subsidiary has received during the past 12 months a notice of noncompliance or inquiry related thereto from any insurance regulatory agency, commissioner, authority or other body, and any such notices received or inquiries begun more than 12 months prior to the date hereof have been closed except as such that would not result in a Material Adverse Effect.

          (w) The Company and each Subsidiary maintains insurance of the types and in the amounts required by any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary is bound or to which any of the property or assets of the Company or such Subsidiary are subject and as is generally deemed adequate for the conduct of its business, the value of its business, properties and assets, and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering (i) personal injury claims and (ii) real and personal property owned or leased by the Company or such Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (x) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent that could result in a Material Adverse Effect. Neither the Company nor any Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that could result in a Material Adverse Effect.

          (y) Neither the Company nor any Subsidiary is in violation of, and has not received any outstanding notice of a violation of, any federal or state law relating to equal employment or discrimination in the hiring, promotion or paying of employees or civil rights generally, any federal or state law relating to discrimination with respect to the issuance of insurance policies or establishing the premiums therefor, any applicable federal or state wages and hours laws or any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including the rules, regulations and published interpretations thereunder, where such violation could result in a Material Adverse Effect. No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability. Neither the Company nor any Subsidiary has incurred or might reasonably be expected to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” (as defined in ERISA) or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the rules, regulations and published interpretations thereunder (the “Code”). Each

“pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401 (a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

          (z) The Company has obtained, or will obtain prior to the First Closing Date, the agreement of each of its executive officers, directors and certain shareholders identified on Schedule D hereto, that, for a period of time set forth in the form of Lock Up Agreement attached as Schedule E hereto, such persons will not, without your prior written consent, directly or indirectly, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, hypothecate, distribute or otherwise transfer, dispose of, encumber or reduce any risk of ownership by any means (or publicly announce any intention to do the foregoing) of any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by such persons in accordance with the applicable Exchange Act Rules and Regulations) or any securities convertible into or exchangeable or exercisable for Common Stock or evidencing any right to purchase or subscribe for Common Stock that such person has or will have the right to acquire through options, warrants, subscriptions or other rights. Nothing in this subsection (z) shall restrict the ability of such affiliates from entering into any transactions with the Company or receiving grants or awards under any of the Company’s plans or arrangements.

          (aa) Neither the Company nor any of its directors, officers, agents, employees or affiliates (as defined in the Act and the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate, or that has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Stock or otherwise.

          (bb) The Company and each Subsidiary (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed only in accordance with management’s general or specific authorization; (B) transactions are recorded in conformity with generally accepted accounting principles as necessary to permit the preparation of financial statements and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s specific or general authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) Neither the Company nor any subsidiary, nor any of their respective directors, officers, agents, employees or other persons acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, payment, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or received or retained any contribution, payment, gift or expenditure in violation of any law, rule or regulation.

          (dd) The Company does not, and does not intend to conduct, its business in a manner in which it would become and, after giving effect to the offering and sale of the Stock, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Commission thereunder.

          (ee) Except as described in the Base Prospectus or the Prospectus Supplement, incorporated by reference therein or filed as exhibits to the Registration Statement, there are no statutes, regulations or legends or any contracts, treaties or other documents that are required to be described in the Base Prospectus or the Prospectus Supplement, incorporated by reference therein or filed as exhibits to the Registration Statement by the Act or the Rules and Regulations. All such material contracts to which the Company or any Subsidiary is a party (i) are in full force and effect, (ii) have been duly authorized, executed and delivered by the Company or such Subsidiary, (iii) constitute legal valid and binding agreements of the Company or such Subsidiary and the other parties to such contract, (iv) have been performed and/or are being performed by each party thereto in all material respects, (v) are not in default by the Company or such Subsidiary and, to the knowledge of the Company, are not in default and have not been repudiated by the other parties to such contract, and (vi) are enforceable against the Company or such Subsidiary and all other parties thereto, in each case, in accordance with the terms thereof.

          (ff) Except as described in the Base Prospectus or the Prospectus Supplement, no relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, shareholders, affiliates, customers or suppliers of the Company or any Subsidiary, on the other hand, that is required by the Act or the Rules and Regulations to be described in the Base Prospectus or the Prospectus Supplement or incorporated by reference therein.

          (gg) The Company has no agreements or understandings with any person or entity (i) concerning the future acquisition by the Company of a controlling interest in any entity or (ii) concerning the future acquisition by any person or entity of a controlling interest in the Company or any Subsidiary thereof, that are not disclosed in the Prospectus Supplement or incorporated by reference therein.

          (hh) Other than with respect to the Underwriters, the Company or any Subsidiary thereof has not incurred any liability for finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement, the offer and sale of the Stock or the transactions contemplated hereby.

     Any certificate executed by an authorized officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

     3. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, and only with respect to such Selling Shareholder, represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The Power of Attorney and the Custody Agreement relating to outstanding shares in the form heretofore furnished to the Representatives (the “Power of Attorney” and “Custody Agreement”, respectively), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

          (c) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Power of Attorney and, if applicable, the Custody Agreement, will not contravene any provision of applicable law, or the formation documents of such Selling Shareholder (if such Selling Shareholder is not an individual) or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney or the Custody Agreement, if applicable, or such Selling Shareholder, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Stock.

          (d) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code in respect of the Stock to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by applicable law, to enter into this Agreement, and to sell, transfer and deliver the Stock to be sold by such Selling Shareholder or a security entitlement in respect of such Stock.

          (e) The information provided by such Selling Shareholder to the Company in writing for inclusion in the “Selling Shareholders” section of the Prospectus is true and correct; it being understood and agreed that the only such information furnished to the Company by such Selling Shareholder consists of the name of such Selling Shareholder, the number of shares of Firm Stock beneficially owned by and to be offered by such Selling Shareholder and other information with respect to such Selling Shareholder (excluding any percentage) which appears under the caption “Selling Shareholders” in the Prospectus (such information so furnished in writing being hereinafter called, collectively, the “Selling Shareholder Information”).

     4. Sale, Purchase and Delivery of Stock. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, each of the Selling Shareholders hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each of the Selling Shareholders the respective number of shares of Firm Stock set forth opposite the Underwriter’s name in Schedule A hereto, at a price of $  per share. Each of the Selling Shareholders will deliver the Firm Stock to you for the respective accounts of the several Underwriters at the office of KeyBanc Capital Markets, 127 Public Square, Cleveland, Ohio 44114 at 10:00 a.m., Eastern Time, or to your designee at a specified place at the same time, against payment of the purchase price by wire transfer in immediately available funds to the respective accounts designated by each of the Selling Shareholders on the third full business day after the date of this Agreement (or, if the Firm Stock is priced after 4:30 p.m., Eastern Time, on the date of this Agreement, the fourth full business day after the date of this Agreement), or at such other time not later than seven full business days after such public offering as you shall determine, such time and place being herein referred to as the “First Closing Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The certificates representing the shares of the Firm Stock to be so delivered will be in such denominations and registered in such names as you may specify to each of the Selling Shareholders at or before 3:00 p.m., Eastern Time, on the second full business day prior to the First Closing Date. Such certificates will be made available for checking and packaging at least twenty-four (24) hours prior to the First Closing Date.

          (b) On the basis of the representations, warranties and agreements herein contained, subject to the terms and conditions set forth herein, each of the Selling Shareholders hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 150,000 additional shares in the aggregate of Option Stock in the denominations set forth in Schedule A hereto at the purchase price set forth in Section 4(a) hereof, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Stock. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon written or telephonic (subsequently confirmed in writing) notice by the Representative to each of the Selling Shareholders setting forth the aggregate number of shares of Option Stock upon which the Underwriters are exercising the option and the time and place at which certificates representing such shares of Option Stock will be delivered, such time (which, unless otherwise determined by you and the Company, shall not be earlier than three (3) nor later than ten (10) full business days after the exercise of said option), if different than the First Closing Date, shall be herein referred to as the “Second Closing Date” and each of the First Closing Date and the Second Closing Date shall be herein referred to as a “Closing Date.” The number of shares of Option Stock to be sold by each of the Selling Shareholders to each Underwriter and purchased by such Underwriter from the Selling Shareholders is set forth on Schedule A hereto. Each of the Selling Shareholders will deliver certificates representing the shares of the Option Stock being purchased by the several Underwriters to you, with any transfer taxes thereon duly paid by each of the Selling Shareholders, for the respective accounts of the several Underwriters on the Second Closing Date at the place and time of such closing, or to your designee at a specified place at the same time, against payment of the purchase price therefor in immediately available funds to the order of each of the Selling Shareholders. The certificates representing the shares of the Option Stock to be so delivered will be in such denominations and registered in such names as you may specify to each of the Selling Shareholders at or before 3:00 p.m., Eastern Time, on the second full business day prior to the Second Closing Date. Such certificates will be made available for checking and packaging at least twenty-four (24) hours prior to the Second Closing Date. The option granted hereby may be canceled by you as the Representative of the several Underwriters, as to the shares of the Option Stock for which the option is unexercised, at any time prior to the expiration of the 30-day period, upon written or telephonic (subsequently confirmed in writing) notice to each of the Selling Shareholders.

     5. Offering by the Underwriters. Subject to the terms and conditions hereof, the several Underwriters agree that they will (i) offer the Stock to the public as set forth in the Prospectus Supplement as soon after the applicable Closing Date as may be practicable, but in no event later than 5:00 p.m., Eastern Time, on the 15th business day subsequent to the applicable Closing Date and (ii) offer and sell the Stock to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Stock by the Underwriters and not any subsequent sale of such Stock in any trading market that may develop after the public offering.

     6. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

          (a) The Company will prepare the Prospectus Supplement in a form approved by you and will file such Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Act. The Company will make no further amendment to the Registration Statement or supplement to the Base Prospectus or Prospectus Supplement of which you and counsel for the Underwriters shall not previously have been advised and furnished a copy or to which the Representative or counsel for the Underwriters shall object. The Company will advise you promptly, after the Company receives notice thereof, of the time when the Prospectus Supplement has been filed and will furnish you and counsel for the Underwriters with copies thereof. The Company will advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Base Prospectus or Prospectus Supplement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission to amend or supplement the Registration Statement or the Base Prospectus or Prospectus Supplement or for additional information. In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Base Prospectus or Prospectus Supplement or

suspending the qualification of the Stock for offering or sale in any jurisdiction, the Company will promptly use its best efforts to obtain as soon as possible the withdrawal of such order, and the Company will use its best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any Base Prospectus or Prospectus Supplement or suspending the qualification of the Stock for offering or sale in any jurisdiction.

          (b) The Company will comply with the Act and the Rules and Regulations so as to permit the continuance of offerings, sales and dealings in the Stock under the Act for such period as may be required by the Act. Promptly from time to time, the Company will take such action as you may request to register and qualify the Stock for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of offerings, sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company consents to use of the Registration Statement, Base Prospectus and Prospectus Supplement, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Stock is offered by you and any dealers.

          (c) Upon your request, the Company will furnish the Representative and counsel for the Underwriters, without charge, two signed and conformed copies of the Registration Statement as originally filed with respect to the Stock and each amendment thereto (in each case including all consents and exhibits filed therewith) and to each other Underwriter, without charge, one signed and conformed copy of such Registration Statement and each amendment thereto (in each case without the consents and exhibits filed therewith) and, so long as a prospectus relating to the Stock is required to be delivered under the Act or the Rules and Regulations, such number of copies of each Base Prospectus, Prospectus Supplement and all amendments or supplements thereto as you may from time to time reasonably request. If at any time when the delivery of a prospectus relating to the Stock is required under the Act or the Rules and Regulations, an event shall have occurred the result of which would cause the Base Prospectus or Prospectus Supplement as then amended or supplemented to include an untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in the light of the circumstances under which they were made when such Base Prospectus or Prospectus Supplement was or is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Base Prospectus or Prospectus Supplement in order to comply with the Act or the Rules and Regulations, the Company will forthwith prepare and, subject to the provisions of Section 6(a) hereof, file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to any dealer in securities, without charge, such number of copies as you may from time to time reasonably request of an amended Base Prospectus or Prospectus Supplement that will correct such statement or omission or effect such compliance in accordance with the requirements of Section 10 of the Act. The Company consents to use of the Base Prospectus and the Prospectus Supplement (and of any amendments or supplements thereto), in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Stock is offered by the Underwriters and any dealers, both in connection with the offering or sale of the Stock and for such period of time thereafter as the Base Prospectus or Prospectus Supplement is required to be delivered in connection therewith.

          (d) The Company will promptly file with the Commission any amendment to the Registration Statement, Base Prospectus or Prospectus Supplement that may, in the judgment of you or the Company, be required by the Act or requested by the Commission.

          (e) The Company will, subsequent to the First Closing Date and during any period when the Base Prospectus or Prospectus Supplement is required to be delivered under the Act, promptly file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules and Regulations.

          (f) For a period of two (2) years from the First Closing Date, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet, statement of income, statement of cash flow and statement of changes in shareholders’ equity of the Company and its consolidated subsidiaries certified by independent public accountants).

          (g) For a period of two (2) years from the First Closing Date, the Company will deliver to you such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request.

          (h) The Company will not, and will cause its directors, officers, agents, employees and affiliates (as defined in the Act and the Rules and Regulations) to not, take, directly or indirectly, any action designed to stabilize or manipulate or that constitutes, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Stock or otherwise.

          (i) Prior to the respective Closing Dates, except as set forth in the Prospectus Supplement (i) there will not be any material change (on a pro forma basis or otherwise) in the capital stock or short-term or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, (ii) neither the Company nor any Subsidiary will incur any material liability or obligation, direct or contingent, or enter into any material transaction, and (iii) there will not be any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in accordance with past practices.

          (j) The Company will file with the NASD and Nasdaq all documents and notices required by NASD or Nasdaq of companies that have issued securities that are traded on Nasdaq.

          (k) For a period of time set forth in the form of Lock Up Agreement attached as Schedule E hereto, the Company will not, without the prior written consent of KeyBanc Capital Markets, directly or indirectly, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, hypothecate, distribute or otherwise transfer or dispose of, encumber or reduce any risk of ownership by any means (or publicly announce any intention to do the foregoing) of any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or evidencing any right to purchase or subscribe for Common Stock that the Company has or will have the right to issue and sell through options, warrants, subscription or other rights or file any registration statement or register on Form S-8 or other similar form; provided, however, that the Company may, within such ninety (90) day period issue awards to participants pursuant to its plans filed as exhibits with the Commission. Nothing in this subsection shall restrict the ability of such affiliates from entering into any transactions with the Company or receiving grants or awards under any of the Company’s plans or arrangements.

          (l) The Company will comply with the financial record-keeping requirements and internal accounting control requirements of Section 13(b)(2) of the Exchange Act.

     7. Payment of Expenses. The Company will pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company hereunder, including, but not limited to, the fees, disbursements and expenses of its counsel; the fees, costs and expenses of preparing, printing and delivering the certificates for the Stock; the fees, disbursements and expenses of its accountants; up to $5,000 for the filing fees and expenses incurred in connection with the qualification, registration or exemption of the Stock under state securities or Blue Sky laws in connection with such qualification, registration or exemption and the preparation and printing of the preliminary and final Blue Sky surveys; the filing fees and expenses paid and incurred by the Underwriters in connection with the review of the terms of the underwriting arrangements by the NASD; all fees and expenses in connection with the listing and quotation of the Stock on Nasdaq; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including the exhibits thereto) as originally filed and as amended, all amendments thereto, all Base Prospectuses and Prospectus Supplements and any amendments or supplements thereto and the furnishing to the Underwriters of copies thereof, including charges for mailing, air freight and delivery, counting and packaging thereof; the costs and expenses in connection with the printing of this Agreement and the Agreement Among Underwriters and other documents distributed to the Underwriters; and all other costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection.

     8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Stock on the First Closing Date and the Option Stock on the Second Closing Date shall be subject to the condition that the representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct in all respects as of the date hereof and as of the respective Closing Dates, to the condition that the written statements of an authorized officer of the Company made and delivered pursuant to the provisions hereof shall be true and correct in all respects, to the performance by the Company of its obligations hereunder and to the following additional conditions

          (a) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Stock shall have been reasonably satisfactory to Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, and Squire, Sanders & Dempsey L.L.P. shall have been timely furnished with such documents, certificates and opinions as they may have requested to enable them to pass upon the issuance and sale of the Stock as contemplated by this Agreement, and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained.

          (b) You shall not have advised the Company that the Registration Statement or the Base Prospectus or the Prospectus Supplement or any amendment thereof or supplement thereto contains an untrue statement of fact that, in the opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading. Subsequent to the dates as of which information is given in the Registration Statement, Base Prospectus and the Prospectus Supplement, (i) there shall not have been any change, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, results of operations or condition (financial or other) of the Company not described in the Prospectus Supplement, that, in your reasonable opinion, would materially and adversely affect the market for the Stock or make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Stock and (ii) the business, assets, results of operations or condition (financial or other) of the Company shall not have been materially interfered with by any fire, explosion, flood or other calamity, whether or not covered by insurance, or by any labor dispute, work stoppage or work slowdown or court or governmental action, order or decree.

          (c) You shall have received as of each Closing Date (or prior thereto as indicated) the following:

               (i) Such opinion or opinions of Keating, Muething & Klekamp, P.L.L., counsel for the Company, addressed to the Underwriters and dated the respective Closing Dates, in form and substance satisfactory to you, to the effect that:

                    (A) Each of the Company and its Subsidiaries has been duly incorporated (or otherwise formed, as appropriate) and is validly existing as a corporation (or other entity, as appropriate) in good standing under the laws of the state of its formation, with power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Base Prospectus and the Prospectus Supplement. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business as presently conducted by it, or the nature of the property owned or leased by it, requires such qualification, except for those jurisdictions in which the failure to so qualify or be in good standing will not result in a Material Adverse Effect. Except as disclosed in the Registration Statement, neither the Company nor any Subsidiary owns, directly or indirectly, any equity securities or securities convertible into or exchangeable for equity securities of any other corporation, association, partnership, joint venture, Massachusetts or other business trust or any other business enterprise, other than passive investments which do not represent more than 2% of the voting power of such enterprise.

                    (B) To the best of such counsel’s knowledge, the Company has not granted any preemptive rights, rights of first refusal or similar rights with respect to the sale of the Stock by the Selling Shareholders pursuant to this Agreement. The shares of Common Stock to be sold by the Selling Shareholders were issued and sold in compliance with applicable federal and state securities laws and conform to the description thereof contained in the Base Prospectus and, Prospectus Supplement, and any certificates for the Common Stock are in due and legal form under Ohio law. Except as described in the Prospectus Supplement, to the best of such counsel’s knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible, exchangeable or exercisable for capital stock of the Company. To the best of such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act other than such contracts, agreements or understandings as have been satisfied by the inclusion of securities in the Registration Statement.

                    (C) The Registration Statement has become effective under the Act; the Base Prospectus and Prospectus Supplement have been filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations, on the date specified in such opinion, or such filing is not required; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and not withdrawn, and no proceedings for that purpose have been instituted, are pending or, to such counsel’s knowledge, are contemplated by the Commission. The Registration Statement the Base Prospectus and the Prospectus Supplement, and each amendment thereof or supplement thereto (except for the financial statements, notes and schedules and other financial data included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; to such counsel’s knowledge, all descriptions in the Registration Statement the Base Prospectus and the Prospectus Supplement of contracts or other documents are accurate and fairly present the information required to be shown with respect to such matters, all such contracts and other documents conform in all material respects to the descriptions thereof contained therein, and to the extent such contracts or other documents are required under the Act or the Rules and Regulations to be filed, as exhibits to the Registration Statement, they are so filed; to such counsel’s knowledge, there are no contracts or other documents that are required to be described in the Registration Statement and the Base Prospectus and Prospectus Supplement, incorporated by reference therein or filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that are not so described, incorporated by reference or filed; and to such counsel’s knowledge, all descriptions in the Registration Statement, the Base Prospectus and the Prospectus Supplement of statutes, regulations or legal or governmental actions, suits, proceedings or investigations are accurate and fairly present the information required to be shown with respect to such matters and there are no statutes, regulations or legal or governmental actions, suits, proceedings or investigations that are required to be described in the Registration Statement the Base Prospectus or the Prospectus Supplement by the Act or the Rules and Regulations that are not so described.

                    (D) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any pledge, lien, encumbrance, equity, security interest, charge or claim upon any of the property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject and of which such counsel has knowledge after reasonable investigation, nor will such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations or other organizational documents, in each case as amended to the date of such opinion, of the Company, or, to the knowledge of such counsel, any statute or any order, ruling, judgment, decree, rule or regulation applicable to the Company or any Subsidiary of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or its business, properties or assets.

                    (E) No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any court or governmental agency or body is required of the Company for the sale of the Firm Stock (or, if applicable, the Option Stock) or the consummation by the Company of the transactions herein contemplated, except: (i) as required under the Act or the Rules and Regulations with respect to the Firm Stock (or, if applicable, the Option Stock); (ii) as may be required under the Exchange Act or the Exchange Act Rules and Regulations with respect to the Firm Stock (or, if applicable, the Option Stock); and (iii) for such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications as may be required under securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Firm Stock (or, if applicable, the Option Stock) by the Underwriter; and all such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications have been obtained.

                    (F) Except as set forth in the Prospectus Supplement, to such counsel’s knowledge, there are no legal or governmental actions, suits, proceedings or investigations pending or, to such counsel’s knowledge, threatened or contemplated to which the Company or any of its Subsidiaries, executive officers or directors is a party, or of which the business, property or assets (including, without limitation, any of the Licenses) of the Company or any of its Subsidiaries, or any of the Company’s or any Subsidiary’s employees is the subject that is required to be described in the Base Prospectus or the Prospectus Supplement or that, individually or in the aggregate, could result in a Material Adverse Effect or that might materially and adversely affect the consummation of the transactions contemplated in this Agreement. To such counsel’s knowledge, neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment, award or decree that could result in a Material Adverse Effect; and all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or by which the business, property or assets of the Company or such Subsidiary are subject that are not described in the Prospectus Supplement, including ordinary routine litigation incidental to its business, are not material when considered individually or in the aggregate.

                    (G) Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, Code of Regulations or other organizational documents, in each case as amended to the date of such opinion, and no default exists, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by the Company or any Subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument material to the Company or any Subsidiary, to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary or its business, properties or assets are bound and of which such counsel has knowledge after reasonable investigation. To the knowledge of such counsel, neither the Company nor any Subsidiary is in violation of, in any material respect, any applicable statute or any applicable order, ruling, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary or its business, properties or assets.

                    (H) The Company is not and, after giving effect to the offering and sale of the Stock, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act and the rules and regulations of the Commission thereunder.

                    (I) To such counsel’s knowledge, each of the Company and the Subsidiaries possesses all Licenses as are necessary under applicable law to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted and as described in the Base Prospectus or the Prospectus Supplement, and neither the Company nor any Subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to the revocation or modification of any such Licenses. To such counsel’s knowledge, all such Licenses are valid and in full force and effect, and the Company and each Subsidiary is operating in compliance in all material respects with the terms and provisions of such Licenses.

                    (J) Nothing has come to the attention of such counsel, after reasonable investigation and discussion with the Company, that would lead such counsel to believe that any of the representations and warranties of the Company contained in this Agreement or in any certificate or document contemplated under this Agreement to be delivered are not true or correct or that any of the covenants and agreements herein contained to be performed on the part of the Company or any of the conditions herein contained, or set forth in the Registration Statement, the Base Prospectus or the Prospectus Supplement, to be fulfilled or complied with by the Company have not been or will not be duly and timely performed, fulfilled or complied with.

                    (K) Nothing has come to the attention of such counsel, after reasonable investigation, that would lead such counsel to believe that either the Registration Statement or any amendment thereof or supplement thereto at the time such Registration Statement or amendment or supplement became effective and at the First Closing Date or the Second Closing Date, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Base Prospectus or Prospectus Supplement or any amendment thereof or supplement thereto as of the date of such Base Prospectus or Prospectus Supplement or amendment thereof or supplement thereto and as of the First Closing Date or the Second Closing Date, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief or opinion with respect to the financial statements, notes and schedules and other financial data included therein).

                    (L) The statements contained in the Registration Statement under the caption “Description of Common Stock”, insofar as they constitute statements of law or legal conclusions, are correct in all material respects and fairly present the information presented therein.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel, familiar with the applicable laws (who shall be counsel satisfactory to counsel for the Underwriters), and (B) as to matters of fact contained within the certificates and written statements of government officials, accountants and authorized officers of the Company, upon such certificates and written statements. You shall have received a copy of each of such opinion which shall be dated the respective Closing Date, addressed to you or otherwise authorizing you to rely thereon. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (ii) Such opinion or opinions of Keating, Muething & Klekamp, P.L.L., or other counsel for the Selling Shareholders, addressed to the Underwriter and dated the respective Closing Dates, in form and substance satisfactory to you, to the effect that:

                    (A) Assuming that each Underwriter acquired its interest in the Stock it has purchased from the Selling Shareholders without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code (“UCC”)), the Underwriter, having purchased such Stock delivered on the Closing Date to The Depository Trust Company (“DTC”) or other securities intermediary (within the meaning of Section 8-102(a)(14) of the UCC) by making payment therefor as provided herein, and having had such Stock credited to the securities account or accounts of such Underwriter maintained with DTC or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Stock, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such Stock.

                    (B) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Shareholders for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Stock, except such as have been obtained and made under the Act and under state securities laws.

                    (C) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholders or any of their properties or any agreement or instrument to which the Selling Shareholders is a party or by which the

Selling Shareholders is bound or to which any of the properties of the Selling Shareholders is subject, or the charter or by-laws (or similar corporate documents) of the Selling Shareholders.

                    (D) This Agreement and each of the Powers of Attorney and Custody Agreements have been duly authorized, executed and delivered by the Selling Shareholders.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel, familiar with the applicable laws (who shall be counsel satisfactory to counsel for the Underwriters), and (B) as to matters of fact contained within the certificates and written statements of government officials, accountants and authorized officers of the Company and/or Selling Shareholders, upon such certificates and written statements. You shall have received a copy of each of such opinion which shall be dated the respective Closing Date, addressed to you or otherwise authorizing you to rely thereon. The opinion of such counsel for the Selling Shareholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (iii) Such opinion or opinions of Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, dated the respective Closing Dates, with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Base Prospectus and the Prospectus Supplement and such other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents, certificates and opinions as such counsel may request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or matters of fact contained within the certificates of the authorized officers of the Company.

               (iv) A certificate of the Company executed by the principal executive officer and the principal financial and accounting officer of the Company, dated each respective Closing Date, to the effect that:

                    (A) The representations and warranties of the Company in Section 2 hereof are true and correct as of each respective Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each respective Closing Date.

                    (B) No stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted, are pending or, to the knowledge of the respective signers of the certificate, contemplated by the Commission.

                    (C) The signers of such certificate have carefully and completely examined the Registration Statement the Base Prospectus and the Prospectus Supplement, nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or any amendment thereof made prior to the First Closing Date or the Second Closing Date, as the case may be, as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Base Prospectus or the Prospectus Supplement, as of the date thereof (or any amendment thereof or supplement thereto made prior to the First Closing Date or the Second Closing Date, as the case may be, as of the date of such amendment or supplement), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus Supplement, except as set forth in the Prospectus Supplement, (A) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, and it has not entered into any material transaction, (B) there has not been any material change (on a pro forma basis or otherwise) in the capital stock or short-term or long-term debt of the Company, or any material adverse change, in or affecting the business, assets, results of operations or condition (financial or other) of the Company, (C) there has not been any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in accordance with past practices or otherwise publicly disclosed, and (D) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute, work stoppage or work slowdown or court or governmental action, order or decree which could result in a Material Adverse Effect; and since the dates as of which information is given in the Registration Statement, Base Prospectus and the Prospectus Supplement there has occurred no event required to be set forth in an amended or supplemented prospectus that has not been so set forth in the Prospectus Supplement.

                    (D) Each of the Company and the Subsidiaries possesses all material authorizations, approvals, orders, licenses, certificates, consents and permits of and from all governmental or regulatory officials and bodies (collectively, the “Licenses”) as are necessary under applicable law to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted and as described in the Base Prospectus and Prospectus Supplement. Neither the Company nor any Subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to the revocation or modification of any License. All Licenses are valid and in full force and effect, and the Company and each Subsidiary is operating in compliance in all material respects with the terms and provisions of such Licenses.

               (v) Letters from Deloitte & Touche LLP dated respectively the date of this Agreement and each respective Closing Date, addressed to you and in form and substance reasonably satisfactory to you, with respect to the financial statements and certain financial information contained in the Registration Statement and the Base Prospectus and Prospectus Supplement.

          (d) Prior to each Closing Date, the Company shall have furnished to you such further certificates and documents as you may reasonable request.

          (e) Prior to each Closing Date, no stop orders suspending the qualification of the Stock for offering or sale under the securities or Blue Sky laws of the states in which the Stock is to be offered and sold shall have been issued and not withdrawn, and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, contemplated by the applicable state securities administrators.

          (f) Each person identified on Schedule D shall have delivered to you an agreement that, for a period of time set forth in the form of Lock Up Agreement attached as Schedule D hereto, such person will not, without your prior written consent, directly or indirectly, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, hypothecate, distribute or otherwise transfer or dispose of, encumber or reduce any risk of ownership with any party other than the Company by any means (or publicly announce any intention to do the foregoing) of any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by such persons in accordance with the Exchange Act Rules and Regulations) or any securities convertible into or exchangeable or exercisable for Common Stock evidencing any right to purchase or subscribe for Common Stock that such person has or will have the right to acquire through options, warrants, subscriptions or other rights. Nothing in this subsection shall restrict the ability of such affiliates from entering into any transactions with the Company or receiving grants or awards under any of the Company’s plans or arrangements.

     If any condition of the Underwriters’ obligations hereunder to be satisfied prior to any Closing Date is not so satisfied, this Agreement may be terminated by you prior to such Closing Date, upon writing or telephonic (subsequently confirmed in writing) notice to the Company.

     All opinions, certificates, letters and documents furnished to you pursuant to this Section Error! Reference source not found. will be considered to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, as to which both you and such counsel shall act reasonably. The Company will furnish you with such executed and conformed copies of such opinions, certificates, letters and documents as you may request.

     You, on behalf of the Underwriters, may waive in writing the compliance by the Company of any one or more of the foregoing conditions or extend the time for its performance.

     9. Representations of the Underwriters. Each of the Underwriters severally represents and warrants to the Company and each of the Selling Shareholders that the information furnished to the Company and each of the Selling Shareholders in writing by such Underwriters or by you expressly for use in the preparation of the Registration Statement or the Base Prospectus or Prospectus Supplement does not, and any amendments thereof or supplements thereto thus furnished will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The statements relating to the terms of the offering by the several Underwriters set forth under the caption “Underwriting” in the Prospectus Supplement shall constitute the only information furnished by any Underwriter for use in the Registration Statement or the Base Prospectus or Prospectus Supplement.

     10. Termination of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. This Agreement may be terminated by you, as the Representative of the several Underwriters, by written notice to the Company and the Selling Shareholders on or after the date of this Agreement and prior to each respective Closing Date, if at any time during such period any of the following has occurred: (i) except as set forth in the Registration Statement and the Base Prospectus and the Prospectus Supplement, subsequent to the respective dates as of which information is given in the Registration Statement and the Base Prospectus and the Prospectus Supplement, any material adverse change in or affecting the business, assets, results of operation or condition (financial or other) of the Company, whether or not arising in the ordinary course of business; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or any downgrading in the rating of any of the Company’s insurance Subsidiaries by A.M. Best Company or similar rating organization or any notification by A.M. Best Company or similar rating organization that a rating downgrade is being considered or that any inquiry related thereto is being initiated or conducted; (iii) any outbreak of hostilities or escalation in existing hostilities or act of terrorism anywhere in the world or other national or international calamity or crisis or change in political, financial or economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change in the political, financial or economic conditions of the United States would, in your reasonable judgment, make it impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Stock agreed to be purchased hereunder; (iv) any general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or Nasdaq or any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would, in your reasonable judgment, materially and adversely affect the market for the Stock; (v) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Stock, whether in the primary market or in respect of dealings in the secondary market; or (vi) a banking moratorium shall have been declared by any Federal, Ohio, or New York State authorities.

     This Agreement may also be terminated as provided in Sections Error! Reference source not found. and 12 hereof.

     If this Agreement shall be terminated by you because of any failure on the part of the Company or the Selling Shareholders to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to perform its or their respective obligations under this Agreement, the Company shall pay, in addition to the costs and expenses referred to in Section 7 hereof, all reasonable out-of-pocket expenses incurred by the Underwriters in contemplation of the performance by them of their obligations hereunder, including but not limited to the reasonable fees, disbursements and expenses of counsel for the Underwriters, the Underwriters’ reasonable printing and traveling expenses and postage, facsimile and telephone charges relating directly to the offering contemplated by the Prospectus Supplement, and also including reasonable advertising expenses of the Representative incurred after the date of this Agreement and so relating.

     11. Indemnification.

          (a) The Company will indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter (within the meaning of the Act or the Exchange Act) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) (i) arise out of or are based in whole or in part upon any inaccuracy or alleged inaccuracy in the representations or warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Base Prospectus or the Prospectus Supplement or any amendments thereof or supplements thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to the provisions of Section 11(c) hereof, will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, Prospectus Supplement, or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through you expressly for use in the preparation thereof. The indemnity provided for in this Section 11(a) shall be in addition to any liability that the Company may otherwise have under this Agreement. Subject to the provisions of the immediately succeeding sentence, each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter (within the meaning of the Act or the Exchange Act) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) (i) arise out of or are based in whole or in part upon any inaccuracy or alleged inaccuracy in the representations or warranties of the Selling Shareholders contained herein or any failure of the Selling Shareholders to perform their obligations hereunder or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Base Prospectus or the Prospectus Supplement or any amendments thereof or supplements thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to the provisions of Section 11(c) hereof, will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Shareholders will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, Prospectus Supplement, or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company or the Selling Shareholders by or on behalf of an Underwriter through you expressly for use in the preparation thereof. The liability of each Selling Shareholder under the indemnity agreement contained herein shall apply only with reference to the Selling Shareholder Information furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement and any amendments or supplements thereto and shall be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholder from the sale of the Stock to the Underwriters.

          (b) Each Underwriter will indemnify and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company (within the meaning of the Act or the Exchange Act), each of the Company’s directors and each of the Company’s officers who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company, the Selling Shareholders or such controlling person or any such director or officer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Prospectus Supplement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use in the preparation thereof, and, subject to the provisions of Section 11(c) hereof, will reimburse the Company, the Selling Shareholders and each such controlling person and each such director or officer for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action. The indemnity provided for in this Section 11(b) shall be in addition to any liability that the Underwriters may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify each party against whom indemnification is to be sought in writing of such claim or the commencement of such action; provided, however, that the failure to so notify an indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section. In the event that any such claim or action is brought against any indemnified party, and it notifies the indemnifying party of such claim or the commencement of such action, the indemnifying party will be entitled to participate therein, and to the extent that it may elect to assume the defense thereof (jointly with any other indemnifying party similarly notified), with counsel approved by such indemnified party (which approval shall not be unreasonably withheld), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel with respect to any such claim or action, but any fees, disbursements and expenses of such counsel for the indemnified party shall be at the sole expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the indemnifying party’s or parties’ expense has been authorized in writing by the indemnifying party or parties, (ii) the named parties to any such action include both the indemnifying party or parties and the indemnified party, and the indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnifying party or parties and the indemnified party in the conduct of the defense of such action and the indemnified party so notifies the indemnifying party or parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party or parties shall not have employed counsel to assume the defense of such claim or action within a reasonable time after notice of the commencement thereof, in each of such cases the fees, disbursements and expenses of counsel for the indemnified party shall be at the sole expense of the indemnifying party or parties. In no event shall the indemnifying party or parties be liable for the fees, disbursements and expenses of more than one separate firm of attorneys for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances (in addition to one separate firm of local attorneys in each such jurisdiction).

     No indemnifying party, without the prior written consent of the indemnified party, shall effect any settlement of any claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and irrevocable release of such indemnified party from all loss, claims, damage or liability with respect to claims that are the subject matter of such claim or action. Anything in this Section 11 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

          (d) In order to provide for just and equitable contribution in circumstances in which indemnification provided for in this Section 11 is for any reason held to be unavailable from the Company, the Selling Shareholders or the Underwriters, as the case may be, or such indemnification is insufficient to hold harmless a party indemnified hereunder, the indemnifying party shall contribute, in lieu of indemnifying such indemnified party, the amount of the aggregate losses, claims, damages, liabilities and expenses (in all cases, of the nature contemplated by the provisions of this Section 11) including, without limitation, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or claims asserted, but only after deducting, in the case of losses, claims, damages, liabilities and expenses suffered by the Company, or the Selling Shareholders, as the case may be, any contribution received by the Company or the Selling Shareholders, as the case may be, from persons, other than the Underwriters, who may also be liable for contribution (including persons who control the Company within the meaning of the Act or the Exchange Act, the directors of the Company and the officers of the Company who signed the Registration Statement) to which the Company, the Selling Shareholders or one or more of the Underwriters, as the case may be, may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders or one or more of the Underwriters, as the case may be, from the offering of the Stock or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 11, in such proportion as is appropriate to reflect not only the relative benefits referred to above, but also the relative fault of the Company, the Selling Shareholders and one or more of the Underwriters, as the case may be, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders or one or more of the Underwriters, as the case may be, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Stock (net of underwriting discounts and commissions, but before deducting expenses) received by the Selling Shareholders and (ii) the underwriting discounts and commissions received by one or more of the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault of the Company, the Selling Shareholders and of one or more of the Underwriters, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or one or more of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were determined by pro rata allocation (even if one or more of the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11(d), (A) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discounts and commission applicable to the Stock purchased by such Underwriter hereunder and (B) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) by the action of a governmental or regulatory body having jurisdiction over same shall be entitled to contribution from any person, if any, who was not found guilty of such fraudulent misrepresentation. For purposes this Section 11(d), each person, if any, who controls an Underwriter (within the meaning of Section 15 of the Act) shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company (within the meaning of Section 15 of the Act), each director of the Company and each officer of the Company who signed the Registration Statement shall have the same rights to contribution as the Company, subject in each case to clauses (A) and (B) of this Section 11(d). Any party entitled to contribution will, promptly after receipt of notice of any claim or the commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11(d), notify such party or parties from whom contribution may be sought; provided, however, that the failure so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11(d) or otherwise. No party shall be liable for contribution for any settlement of any action or claim effected without its written consent. The contribution provided for in this Section 11(d) shall be in addition to any liability that the Company, the Selling Shareholders and the Underwriters may otherwise have. The Underwriters’ obligations in this Section 11(d) to contribute are several in proportion to their respective underwriting obligations, and not joint.

     12. Default of the Underwriters. If on either the First Closing Date or the Second Closing Date any Underwriter or Underwriters default in its or their obligations to purchase the Stock hereunder (the “Defaulted Stock”) and arrangements satisfactory to you, the Company, and the Selling Shareholders evidenced by a writing or writings signed by you, the Company, and the Selling Shareholders, for the purchase of such Defaulted Stock are not made by the non-

defaulting Underwriters within thirty-six (36) hours after such default, then this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, and the Selling Shareholders, (except that the Company shall be liable for the expenses to be paid by it pursuant to the provisions of Section 7 hereof); provided, however, that if the number of shares of Defaulted Stock does not exceed 10% of the number of shares of the Stock agreed to be purchased pursuant to this Agreement by all non-defaulting Underwriters, the non-defaulting Underwriters shall be obligated, in proportion to their respective underwriting obligations hereunder, to take up and pay for all shares of Defaulted Stock.

     If any such default occurs, either you, the Company, or the Selling Shareholders, shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven (7) business days in order that the necessary changes in the Registration Statement, the Prospectus Supplement and any other documents, as well as any other arrangement, may be effected, and the Company agrees to file promptly any amendments to the Registration Statement the Base Prospectus, or the Prospectus Supplement that in your opinion may thereby be made necessary. As used in this Agreement, the term “Underwriters” includes any person substituted for an Underwriter under this Section 12, with like effect as if such person had originally been a party to this Agreement. Nothing herein will relieve a defaulting Underwriter from its liability to the other several Underwriters, the Company and the Selling Shareholders for its default hereunder.

     13. Representations, Warranties, Agreements and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of their respective officers, directors or any controlling person and will survive the delivery of and payment for the Stock and, in the case of the agreements contained in Sections 7, 9 and 11 through 15 hereof, will survive any termination of this Agreement.

     14. Notices. All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, will be in writing and, if sent to the Underwriters, will be delivered or sent by mail, overnight courier or facsimile transmission (with receipt confirmed) to KeyBanc Capital Markets, at 127 Public Square, Cleveland, Ohio 44114, Attention: Jonathan Crane (Fax: 216-443-3815), with a copy, which shall not constitute notice, to Squire, Sanders & Dempsey L.L.P., at 325 Walnut Street, Suite 3500, Cincinnati, Ohio 45202, Attention: James J. Barresi, Esq. (Fax: 513-361-1201) or if sent to the Company or the Selling Shareholders, will be delivered or sent by mail, overnight courier or facsimile transmission (with receipt confirmed) to The Midland Company, at 7000 Midland Boulevard, Amelia, Ohio 45102-2607, Attention: John I. Von Lehman (Fax: 513-943-7111), with a copy, which shall not constitute notice, to Keating, Muething & Klekamp, P.L.L., 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio

45202, Attention: Mark Reuter, Esq. (Fax: 513-579-6457). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     15. Successors; Governing Law. This Agreement shall inure solely to the benefit of and be binding upon the parties hereto, the officers and directors and controlling persons referred to in Section 11 and their respective successors, assigns, heirs, executors and administrators, and no other persons will acquire or have any right or obligation under or by virtue of this Agreement. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

     16. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means any day when the Commission’s office in Washington, D.C. is open for business.

     17. Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     19. Authority of the Representative. You represent and warrant that you have been authorized by the several Underwriters to enter into this Agreement on their behalf and to act for them in the manner hereinbefore provided.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement by and among the Company, the Selling Shareholders and the several Underwriters, in accordance with its terms.

Very truly yours,

THE MIDLAND COMPANY

By:

John. I. Von Lehman,
Chief Financial Officer

R. HAYDEN INVESTMENTS LIMITED
PARTNERSHIP

By:

Robert W. Hayden, General Partner

AMY L. HAYDEN TRUST U/A AUGUST 17, 1984

By:

Robert W. Hayden, Trustee

DAVID S. HAYDEN TRUST U/A AUGUST 16, 1984

By:

Robert W. Hayden, Trustee

CHRISTINA L. HAYDEN TRUST U/A
MARCH 7, 1986

By:

Robert W. Hayden, Trustee

JENNIFER M. HAYDEN TRUST U/A
OCTOBER 19, 1994

By:

Robert W. Hayden, Trustee

ROBERT W. HAYDEN CHARITABLE REMAINDER
UNITRUST U/A JULY 13, 2004

By:

Mark Burke, Trustee

The foregoing Agreement is hereby confirmed and accepted by us in Cleveland, Ohio, acting on our own behalf and as the Representative of the several Underwriters named on Schedule A annexed hereto, as of the date first above written.

KEYBANC CAPITAL MARKETS,

     A division of McDonald Investments Inc.

     As Representative of the several Underwriters

MCDONALD INVESTMENTS INC.

By:

Name:
Title:

SCHEDULE A

UNDERWRITERS

Number of Shares to
Underwriter	be Purchased
KeyBanc Capital Markets, a division of McDonald Investments Inc.	—
Cochran, Coronia Securities, LLC	—
Total	1,350,000

     If the over-allotment is exercised, KeyBanc Capital Markets shall purchase _______ of the over-allotment shares and Cochran, Coronia Securities, LLC shall purchase _______ of the over-allotment shares. All over-allotment shares shall be purchased from R. Hayden Investments Limited Partnership.

SCHEDULE B

Selling Shareholder	Shares to be Sold
R. Hayden Investments Limited Partnership (“RHILP”)	500,000	*
Amy L. Hayden Trust U/A Dated August 17, 1984, Robert W. Hayden, Trustee (“ALH Trust”)	175,000
David S. Hayden Trust U/A Dated August 16, 1984, Robert W. Hayden, Trustee (“DSH Trust”)	175,000
Christina L. Hayden Trust U/A Dated March 7, 1986, Robert W. Hayden, Trustee (“CLH Trust”)	175,000
Jennifer M. Hayden Trust U/A Dated October 19, 1994, Robert W. Hayden, Trustee (“JMH Trust”)	175,000
Robert W. Hayden Charitable Remainder Unitrust Dated July 13, 2004, Mark Burke or William T. Hayden, Trustee (“RWHCRUT”)	300,000

*Only 350,000 shares will be sold if the Underwriter does not exercise the over-allotment option.

SCHEDULE C

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Midland Guardian Co. (Ohio)
American Modern Insurance Group Inc. (Ohio)
Modern Services Group Inc. (Ohio)
American Modern Life Insurance Company (Ohio)
American Modern Home Insurance Company (Ohio)
American Family Home Insurance Company (Florida)

SCHEDULE D

AFFILIATES OF THE COMPANY

Elisabeth E. Baldock
Paul T. Brizzolara
James E. Bushman
James H. Carey
Michael J. Conaton
Paul F. Gelter
W. Todd Gray
Jerry A. Grundhofer
J. P. Hayden, Jr.
J.P. Hayden, III
John W. Hayden
Lois T. Hayden
Robert W. Hayden
William T. Hayden
William J. Keating, Jr.
John R. LaBar
Richard M. Norman
David B. O’Maley
John M. O’Mara
Glenn E. Schembechler
Francis Marie Thrailkill
John I. Von Lehman

SCHEDULE E

FORM OF LOCK UP AGREEMENT

Midland Company

Common Shares
(Without Par Value)

November ___, 2004

KeyBanc Capital Markets,
a division of McDonald Investments Inc.
As Representative of the Several Underwriters
127 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen:

     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by The Midland Company, an Ohio corporation (the “Company”), certain selling shareholders of the Company (the “Selling Shareholders”) and you, as Representative of the several Underwriters, with respect to the public offering (the “Offering”) of Common Stock, without par value, of the Company (the “Common Stock”).

     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period of ninety (90) days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of KeyBanc Capital Markets, a division of McDonald Investments Inc. (“McDonald”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts and transfers by will or intestacy, provided that, if the Common Stock subject to such gift or transfer has a fair market value at the time of the gift more than $22,000, the recipient thereof agrees in writing with McDonald to be bound by the terms of this Lock-Up Letter Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or by action of law, provided that, in the case of disposition to any trust, such trust agrees in writing with McDonald to be bound by the terms of this Lock-Up Letter Agreement or (c) issuances to the undersigned of grants or awards under any of the Company’s plans or arrangements and exercises thereof. This agreement shall not prevent (A) any transaction solely between the undersigned and the Company, including, but not limited to, the netting of securities awards for tax purposes, (B) the exercise of options to purchase shares of Common Stock pursuant to Company employee stock option plans or arrangements, (C) the exercise or conversion of securities that are outstanding on the date of this Agreement or (D) the undersigned from executing a Form S-8 or Form S-3 Registration Statement to be filed with the Commission in connection with any plan, program or arrangement with respect to the sale or issuance of securities to any employee, associate or agent pursuant to any such plan, program or arrangement approved by the Company’s shareholders or relating to any associate discount stock purchase program. The undersigned authorizes the Company during the Lock-Up Period to cause the transfer agent to decline transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect any shares of Common Stock and any securities convertible into, exercisable for or exchangeable for Common Stock for which the undersigned is the record or beneficial holder.

     In addition, for the duration of this agreement the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of McDonald, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

     If (i) the Company notifies you in writing that it or the Selling Shareholders do not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase in accordance with the terms of the Underwriting Agreement, this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Reminder of page intentionally left blank; signature page follows.]

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute additional documents necessary in connection with implementing the agreements, authorizations and other terms hereof.

Yours very truly,

Name: